ELEVENTH Amendment
                                       to
                           Loan and security agreement

         THIS ELEVENTH AMENDMENT to Loan and Security Agreement (this "Amendment") is entered into this 11th day of August, 2006, by and between Silicon Valley Bank ("Bank") and Sento Corporation, a Utah corporation, Sento Technical Services Corporation, a Utah corporation and Xtrasource Acquisition, Inc., a Delaware corporation (collectively "Borrower") whose address is 420 East South Temple, Suite 400, Salt Lake City, Utah 84111.

                                    RECITALS

         A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of April 15, 2003, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated April 29, 2003, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of August 7, 2003, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of May 11, 2004, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of July 29, 2004, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of March 22, 2005, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of March 31, 2005, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of July 22, 2005, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of January 26, 2006, as amended by that certain Amendment to Loan Documents dated as of March 20, 2006, as amended by that certain Amendment to Loan Documents dated as of June 23, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, collectively, the "Loan Agreement"). The Amendment to Loan Documents dated January 26, 2006, included a Third Amended and Restated Schedule to Loan and Security Agreement (the "Schedule").

         B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

         C. Borrower has requested that Bank amend the Loan Agreement to (i) modify certain of the financial covenants; (ii) modify the interest rate for the Accounts Loan, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

         D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Third Amended and Restated Schedule to Loan and Security Agreement.

         2.1 Section 1 (Credit Limit). The first paragraph of Paragraph 1 of
Section 1 is amended by deleting the existing first paragraph and replacing it with the following:

                  "1. Accounts Loans. An amount not to exceed (a) the lesser of
                  (i) $3,000,000 at any one time outstanding (the "Maximum Credit Limit"), or (ii) 80% (the "Advance Rate") of the amount of Borrower's Eligible Accounts (as defined in Section 8 above); minus (b) the principal amount of all term loans due to Silicon, subject to a maximum of $1,000,000; provided however, that the term debt shall no longer be deducted after Borrower has received equity contributions or Subordinated Debt in the aggregate amount of not less than $2,000,000 from and after August 1, 2006. The term "Subordinated Debt" means indebtedness incurred by Borrower subordinated to all of Borrower's now or hereafter Obligations to Silicon (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Silicon entered into between Silicon and the other creditor), on terms acceptable to Silicon."

         2.2 Section 2 (Interest Rate). The first paragraph of Section 2 is amended by deleting the existing paragraph and replacing it with the following:

                  "With respect to the Accounts Loans:

                  A rate equal to the following: (i) if the Liquidity Coverage ratio is less than 1.5 to 1.0, then the interest rate is the Prime Rate in effect from time to time, plus 1.50% per annum; and (ii) if the Liquidity Coverage ratio is equal to or greater than 1.5 to 1.0, then the interest rate is the Prime Rate in effect from time to time, plus 1.00% per annum. If any change in the interest rate is due to a change in the Liquidity Coverage ratio, the change shall take effect on the first day of the month following the month for which the Liquidity Coverage Ratio was calculated. Interest shall be calculated on the basis of a 360-day year for the actual

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                  number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate."

         2.3 Section 5 (Financial Covenants). The Liquidity Coverage and Tangible Net Worth covenants are amended by deleting the existing covenants and replacing them with the following:


         "Liquidity Coverage:       Commencing with the month ending July 31,
                                    2006, through September 30, 2006, Borrower shall maintain Liquidity Coverage of not less than 1.0 to 1.0. Commencing with the month ending October 31, 2006, Borrower shall maintain Liquidity Coverage of not less than 1.5 to 1.0.

         Tangible Net Worth:        Through July 31, 2006, Borrower shall
                                    maintain a Tangible Net Worth of not less than $5,500,000, increasing by 75% of quarterly positive Net Income from January
                                    1, 2006, effective as of the last month of each quarter. In no event will the Tangible
                                    Net Worth covenant be reduced due to any net loss.

                                    Commencing with the month ending August 31, 2006, Borrower shall maintain a Tangible Net Worth of not less than $4,500,000, increasing by 75% of quarterly positive Net Income from August 1, 2006, and 75% of any Subordinated Debt incurred by Borrower or equity or capital contributed to Borrower after August 1, 2006, effective as of the last month of each quarter. In no event will the Tangible Net Worth covenant be reduced due to any net loss."

3. Limitation of Amendments.

         3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

         3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

         4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

         4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

         4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

         4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

         4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

         4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

         4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower's payment of an amendment fee in an amount equal to $10,000.00 and Bank's out-of-pocket expenses.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


BANK                                       BORROWER

Silicon Valley Bank                        Sento Corporation


By:  /s/ Ron Sherman                       By:  /s/ Anthony Sansone
     ---------------                            -------------------
Name:  Ron Sherman                         Name:  Anthony Sansone
Title: Senior Relationship Manager         Title: SVP & CFO


                                           Sento Technical Services Corporation


                                           By:  /s/ Anthony Sansone
                                           Name:  Anthony Sansone
                                           Title: SVP & CFO


                                           Xtrasource Acquisition, Inc.


                                           By:  /s/ Anthony Sansone
                                           Name:  Anthony Sansone
                                           Title:    SVP & CFO